Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. to host earnings conference call on July 18, 2019

Manitowoc, WI, July 3, 2019 –  County Bancorp, Inc. (NASDAQ: ICBK), the parent company for Investors Community Bank, announced today that it will release financial results for the second quarter of 2019 before the market opens on July 18, 2019.

The company will host an earnings call on July 18, 2019 at 1:30 PM CDT.  Timothy J. Schneider, President, and Glen L. Stiteley, Chief Financial Officer, will conduct the conference call.  Shareholders, analysts and other interested parties are invited to join the call.

The earnings call will be broadcast over the Internet on the company’s website at http://investors.icbk.com/ then clicking “News” on the top dropdown button and “Event Calendar.”  In addition, investors may listen to County Bancorp, Inc.’s earnings call via telephone by dialing (844) 835-9984 and asking to join the County Bancorp, Inc. (ICBK) call.  Investors should visit the company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until July 18, 2020 at the link above.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Investor Relations Contact
Glen L. Stiteley
EVP - CFO, Investors Community Bank
Phone: (920) 686-5658
Email: gstiteley@icbk.com